UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

On August 29, 2013, CNL Healthcare Properties, Inc. (the “Company”) filed a Form 8-K disclosing our acquisition of three retirement communities (collectively referred to as the “the Communities”) from an unaffiliated third party on August 29, 2013.

The Form 8-K is hereby amended to include the required financial information.

(a)	Financial Statements of Business Acquired.

South Bay Retirement Communities (Three Communities)

Unaudited combined financial statements as of June 30, 2013 and December 31, 2012 and for the six months ended June 30, 2013 and 2012

Combined Balance Sheets

Combined Statements of Operations

Combined Statement of Changes in Partners’ Deficit

Combined Statements of Cash Flows

Notes to Combined Financial Statements

Combined financial statements as of December 31, 2012 and for the year ended December 31, 2012

Report of Independent Certified Public Accountants

Combined Balance Sheet

Combined Statement of Operations

Combined Statement of Changes in Partners’ Deficit

Combined Statement of Cash Flows

Notes to Combined Financial Statements

(b)	Pro Forma Financial Information.

CNL Healthcare Properties, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Financial Statements:

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2013

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2012

Notes to Unaudited Pro Forma Consolidated Financial Statements

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our prospectus dated March 12, 2012, our Annual Report on Form 10-K for the year ended December 31, 2012, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; risks associated with the real estate markets in which the Company invests; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; availability of proceeds from our offering of our shares; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HEALTHCARE PROPERTIES, INC.

Date: November 26, 2013	By:	/s/ Joseph T. Johnson
	Name:	Joseph T. Johnson
	Title:	Senior Vice President and Chief Financial Officer

F–1

South Bay Retirement Communities (Three Communities)

Unaudited Combined Financial Statements

June 30, 2013 and 2012

F–2

South Bay Retirement Communities (Three Communities)

Combined Balance Sheets

June 30, 2013 and December 31, 2012

	(Unaudited) June 30, 2013	December 31, 2012
ASSETS
Current Assets
Cash and cash equivalents	$582,158	$1,017,777
Prepaid expenses and other assets	265,954	149,044

Total current assets	848,112	1,166,821

Property and equipment, net	49,213,110	50,219,899
Loan costs, net	240,844	304,313

Total assets	$50,302,066	$51,691,033

LIABILITIES AND PARTNERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$1,107,697	$1,108,688
Accrued real estate taxes	486,347	870,007
Due to related parties and accrued interest	755,417	923,764
Related party advances and accrued interest	2,777,377	3,348,366
Current portion of long term debt	223,333	446,667

Total current liabilities	5,350,171	6,697,492

Mortgage payable	50,079,302	49,992,095

Total liabilities	55,429,473	56,689,587

Partners’ deficit	(5,127,407)	(4,998,554)

Total partners’ deficit	(5,127,407)	(4,998,554)

Total liabilities and partners’ deficit	$50,302,066	$51,691,033

The accompanying notes are an integral part of these combined financial statements.

F–3

South Bay Retirement Communities (Three Communities)

Combined Statements of Operations

Six Months Ended June 30, 2013 and 2012

	(Unaudited) 2013	(Unaudited) 2012
Revenues:
Resident fees and services	$7,462,719	$6,790,236
Other revenues	213,932	150,331

Total revenues	7,676,651	6,940,567

Costs and expenses:
Property operating and maintenance expenses	4,418,720	4,431,733
General and administrative expense	427,168	552,337
Related party property management fees	428,338	430,332
Depreciation and amortization	1,143,327	1,143,327

Total costs and expenses	6,417,553	6,557,729

Operating income	1,259,098	382,838

Other income (expense):
Interest expense and loan costs amortization	(1,150,988)	(1,347,666)
Interest expense on related party transactions	(132,194)	(142,789)
Loss on extinguishment of debt	—	(121,118)
Other income	152	237

Total other income (expense)	(1,283,030)	(1,611,336)

Net loss	$(23,932)	$(1,228,498)

The accompanying notes are an integral part of these combined financial statements.

F–4

South Bay Retirement Communities (Three Communities)

Combined Statement of Changes in Partners’ Deficit

Six Months Ended June 30, 2013

Balance, December 31, 2012	$(4,998,554)
Partners’ distributions	(104,921)
Net loss	(23,932)

Balance, June 30, 2013	$(5,127,407)

The accompanying notes are an integral part of these combined financial statements.

F–5

South Bay Retirement Communities (Three Communities)

Combined Statements of Cash Flows

Six Months Ended June 30, 2013 and 2012

	(Unaudited) 2013	(Unaudited) 2012
Operating activities
Net loss	$(23,932)	$(1,228,498)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	1,143,327	1,143,327
Amortization of loan costs	63,469	91,028
Loss on extinguishment of debt	—	121,118
Changes in assets and liabilities:
Prepaid expenses and other assets	(116,910)	594,408
Accounts payable and accrued expenses	(991)	(248,972)
Due to related parties and accrued interest	(168,347)	(668,454)
Related party advances and accrued interest	(187,862)	116,642
Accrued real estate taxes	(383,660)	(600,932)

Net cash provided by (used in) operating activities	325,094	(680,333)

Investing activities
Additions to property and equipment	(136,538)	(318,951)

Net cash used in investing activities	(136,538)	(318,951)

Financing activities
Borrowings on debt	—	37,500,000
Payments on debt	(136,127)	(37,019,586)
Payments on related party advances	(383,127)	—
Payments for loan costs	—	(348,955)
Distributions to partners	(104,921)	(56,562)

Net cash provided by (used in) financing activities	(624,175)	74,897

Net decrease in cash	(435,619)	(924,387)
Beginning of period	1,017,777	1,698,672

End of period	$582,158	$774,285

The accompanying notes are an integral part of these combined financial statements.

F–6

South Bay Retirement Communities (Three Communities)

Notes to Combined Financial Statements

Six Months Ended June 30, 2013 and 2012

1.	Organization

The South Bay Retirement Communities (Three Communities) consist of three retirement communities (the “Communities”) held in three limited partnerships and owned by affiliates of South Bay Ltd (“South Bay”). Through this ownership structure, the Communities are managed by a common general partner.

As of June 30, 2013, the Communities identified in the table below collectively feature a mix of 320 independent living units, 97 assisted living units and 30 memory care units for a total of 447 residential units as follows:

South Bay Retirement Communities	Location	Total Units
The Club at Raider Ranch	Lubbock, TX	152
Isle at Raider Ranch	Lubbock, TX	110
Town Village	Oklahoma City, OK	185

	Total	447

The Communities located at Raider Ranch were developed and opened in 2009. The Town Village Community was opened in 2004 and was purchased by South Bay in 2010.

2.	Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the combined financial statements follows:

Basis of Presentation

The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The combined financial statements reflect the combined financial position and operations of the Communities. All significant intercompany transactions and balances within the Communities have been eliminated. The financial statements are being presented on a combined basis as the Communities are under common control for all periods presented.

Use of Estimates

The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the combined financial statements, the reported amounts of revenues and expenses during the reporting periods, and the disclosures of contingent liabilities. Actual results could differ from those estimates.

F–7

South Bay Retirement Communities (Three Communities)

Notes to Combined Financial Statements

Six Months Ended June 30, 2013 and 2012

2.	Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments purchased with original maturities of three months or less.

As of June 30, 2013, the Communities’ cash deposits exceeded federally insured amounts. However, the Communities continue to monitor the third-party depository institutions that hold the Communities’ cash, primarily with the goal of safety of principal. The Communities attempt to limit cash investments to financial institutions with high credit standing; therefore, the Communities believe they are not exposed to any significant credit risk on cash.

Prepaid expenses

Prepaid expenses are recorded when paid and amortized over the term of the service.

Property and Equipment, net

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 5 to 39 years. Property and equipment of the Communities are reviewed for impairment whenever events or circumstances indicate that the asset’s undiscounted expected cash flows, including estimated proceeds upon sale, are not sufficient to recover the asset’s carrying amount. If the carrying amount of the asset is not recoverable, the Communities measure an impairment loss by comparing the fair value of the asset to the carrying amount.

Intangible Assets, net

Amortization of intangible assets is computed using the straight-line method of accounting over the estimated useful life. For the six months ended June 30, 2012, the amortization expense on intangible assets was $70,182. The intangible assets were fully amortized as of December 31, 2012 with a gross carrying amount of $386,000 and accumulated amortization of $386,000.

Loan Costs, net

Costs incurred in connection with obtaining debt have been deferred and amortized using the effective interest method.

Revenue Recognition

Resident fees and services consist of monthly services provided to tenants that include rent, assistance and other related services. Other revenue consists primarily of community fees recognized as income over the average stay of the tenants. Agreements with residents are generally for an initial term of three months and are cancelable by residents with thirty days’ notice.

F–8

South Bay Retirement Communities (Three Communities)

Notes to Combined Financial Statements

Six Months Ended June 30, 2013 and 2012

2.	Summary of Significant Accounting Policies (continued)

Advertising Costs

All costs associated with advertising and promoting the Communities are expensed in the year incurred. Advertising costs were approximately $149,000 and $228,000 for the six months ended June 30, 2013 and 2012, respectively.

Income Taxes

No provision (benefit) for income taxes is provided on the net income (loss) of the Communities since the Communities have elected to be taxed as partnerships and therefore it is the responsibility of the partners to report the net income (loss) on their respective income tax returns. The Communities have analyzed their tax positions and determined that they have not taken any uncertain tax positions. The Communities have filed tax returns through December 31, 2012 which remain subject to examination by taxing authorities.

Comprehensive Income

An entity that has no items of other comprehensive income is not required to report comprehensive income. The Company does not have any items of other comprehensive income, therefore, there is no Statement of Comprehensive Income presented within these financial statements.

New Accounting Policies

The Communities believe there are no new accounting pronouncements for which adoption will have a material impact on the Communities’ combined financial statements.

3.	Debt

Long-term debt consisted of the following as of June 30, 2013 and December 31, 2012:

	(Unaudited) June 30, 2013	December 31, 2012

The Club at Raider Ranch	$14,800,000	$14,800,000
Isle at Raider Ranch	22,700,000	22,700,000
Town Village	12,802,635	12,938,762

	50,302,635	50,438,762
Less: current portion	223,333	446,667

	$50,079,302	$49,992,095

In July 2010, Town Village entered into a secured non-recourse loan agreement for a four-year term loan in the aggregate principal amount of $13,400,000. The loan matures on July 31, 2014 and is collateralized by Town Village. Interest on the outstanding principal balance accrues at rates ranging between 5.25% and 6.25% based on the Company’s debt service ratio as defined in the loan agreement. The interest rate at June 30, 2013 and December 31, 2012 was 5.25% and 5.25%, respectively. The outstanding principal balance as of June 30, 2013 and December 31, 2012 was $12,802,635 and $12,938,762, respectively.

F–9

South Bay Retirement Communities (Three Communities)

Notes to Combined Financial Statements

Six Months Ended June 30, 2013 and 2012

3.	Debt (continued)

In May 2012, The Club at Raider Ranch and Isle at Raider Ranch refinanced their long-term debt borrowings and entered into a secured non-recourse Master Loan Agreement with KeyBank, N.A. for a two-year term loan in the aggregate principal amount of $37,500,000. The loan matures on May 17, 2014. Interest on the outstanding principal balance accrues at a rate equal to LIBOR plus 3.50% and is collateralized by The Club and Isle at Raider Ranch. The outstanding principal balance as of both June 30, 2013 and December 31, 2012 was $37,500,000, respectively. The interest rate at June 30, 2013 and December 31, 2012 was 4.00% and 4.00%, respectively. In conjunction with this refinance, The Club at Raider Ranch and Isle at Raider Ranch recorded $121,118 of loss on extinguishment of debt related to the write-off of unamortized loan costs on the original loan. In addition, loan costs of approximately $349,000 were paid, capitalized and are amortized over the life of the new loan.

The debt contains customary affirmative, negative and financial covenants including limitations on incurrence of additional indebtedness, restrictions on partner distributions, debt service coverage ratio and current ratio test. As of June 30, 2013 and December 31, 2012, the Communities were in compliance with the aforementioned covenants.

Based on the initial maturity date detailed above, maturities of indebtedness for the remainder of 2013 and each of the next four years and thereafter, in the aggregate, are:

2013	$223,333
2014	50,079,302
2015	—
2016	—
2017	—
Thereafter	—

$50,302,635

4.	Property and Equipment, net

Property and equipment consisted of the following at June 30, 2013 and December 31, 2012:

	(Unaudited) June 30, 2013	December 31, 2012

Land and land improvements	$5,024,308	$5,024,308
Building and building improvements	48,598,731	48,598,731
Equipment	3,052,661	2,916,123

	56,675,700	56,539,162
Less: accumulated depreciation	(7,462,590)	(6,319,263)

	$49,213,110	$50,219,899

F–10

South Bay Retirement Communities (Three Communities)

Notes to Combined Financial Statements

Six Months Ended June 30, 2013 and 2012

5.	Partners’ Deficit

Distributions to the partners’ are made under complete discretion of the manager, an affiliate of South Bay.

6.	Related Party Transactions

The Communities incurred property management fee expenses of approximately $428,000 and $430,000 for the six months ended June 30, 2013 and 2012, respectively, which were payable to related parties. In previous years the Communities incurred management fees and expense reimbursements due to related parties which if unpaid accrued interest at 8.00% from the date incurred. The Communities incurred interest expenses related to unpaid fees and expenses due to related parties of approximately $23,000 and $26,000 for the six months ended June 30, 2013 and 2012, respectively. As of June 30, 2013 and December 31, 2012, the outstanding balance of the unpaid fees and expenses including related interest was approximately $755,000 and $924,000, respectively.

At June 30, 2013 and December 31, 2012, The Club at Raider Ranch and Isle at Raider Ranch had previous working capital advances from related parties which are due on demand if funds are available at a rate equal to 8.00%. The Communities incurred interest expense related to the advances payable of approximately $109,000 and $117,000 for the six months ended June 30, 2013 and 2012, respectively. The outstanding related party advances balance including the related interest as of June 30, 2013 and December 31, 2012 was approximately $2,777,000 and $3,348,000, respectively.

7.	Commitments and Contingencies

From time to time, the Communities may be exposed to litigation arising from operations of their business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Communities’ financial condition or results of operations.

F–11

South Bay Retirement Communities (Three Communities)

Notes to Combined Financial Statements

Six Months Ended June 30, 2013 and 2012

8.	Subsequent Events

On August 29, 2013, South Bay sold the Communities to CNL Healthcare Properties, Inc. for approximately $77.5 million, exclusive of closing costs. The Communities will continue to be operated by affiliates of South Bay under a new management agreement.

In connection with the sale of the Communities to CNL Healthcare Properties, Inc., all of the Communities’ outstanding debt was repaid in full.

The accompanying audited combined financial statements were authorized for issue on November 26, 2013. Subsequent events are evaluated through that date.

F–12

South Bay Retirement Communities (Three Communities)

Combined Financial Statements

December 31, 2012

F–13

South Bay Retirement Communities (Three Communities)

Index

December 31, 2012

F–14

Independent Auditor’s Report

To the Stockholders of CNL Healthcare Properties, Inc. and Subsidiaries:

We have audited the accompanying combined financial statements of South Bay Retirement Communities (Three Communities), which comprise the combined balance sheets as of December 31, 2012, and the related combined statements of operations, partners’ deficit and cash flows for the year then ended.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Communities’ preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Communities’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of South Bay Retirement Communities at December 31, 2012, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

November 26, 2013

F–15

South Bay Retirement Communities (Three Communities)

Combined Balance Sheet

December 31, 2012

ASSETS
Current Assets
Cash and cash equivalents	$1,017,777
Prepaid expenses and other assets	149,044

Total current assets	1,166,821

Property and equipment, net	50,219,899
Loan costs, net	304,313

Total assets	$51,691,033

LIABILITIES AND PARTNERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$1,108,688
Accrued real estate taxes	870,007
Due to related parties and accrued interest	923,764
Related party advances and accrued interest	3,348,366
Current portion of long term debt	446,667

Total current liabilities	6,697,492

Mortgage payable	49,992,095

Total liabilities	56,689,587

Partners’ deficit	(4,998,554)

Total partners’ deficit	(4,998,554)

Total liabilities and partners’ deficit	$51,691,033

The accompanying notes are an integral part of these combined financial statements.

F–16

South Bay Retirement Communities (Three Communities)

Combined Statement of Operations

Year Ended December 31, 2012

Revenues:
Resident fees and services	$13,790,112
Other revenues	457,326

Total revenues	14,247,438

Costs and expenses:
Property operating and maintenance expenses	8,745,351
General and administrative expense	1,059,775
Related party property management fees	849,602
Depreciation and amortization	2,286,654

Total costs and expenses	12,941,382

Operating income	1,306,056

Other income (expense):
Interest expense and loan costs amortization	(2,559,539)
Interest expense on related party transactions	(285,578)
Loss on extinguishment of debt	(121,118)
Other income	22,486

Total other income (expense)	(2,943,749)

Net loss	$(1,637,693)

The accompanying notes are an integral part of these combined financial statements.

F–17

South Bay Retirement Communities (Three Communities)

Combined Statement of Changes in Partners’ Deficit

Year Ended December 31, 2012

Balance, January 1, 2012	$(3,020,861)
Partners’ distributions	(340,000)
Net loss	(1,637,693)

Balance, December 31, 2012	$(4,998,554)

The accompanying notes are an integral part of these combined financial statements.

F–18

South Bay Retirement Communities (Three Communities)

Combined Statement of Cash Flows

Year Ended December 31, 2012

Operating activities
Net loss	$(1,637,693)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,286,654
Amortization of loan costs	182,055
Loss on extinguishment of debt	121,118
Changes in assets and liabilities:
Prepaid expenses and other assets	970,585
Accounts payable and accrued expenses	(668,292)
Due to related parties and accrued interest	(1,500,905)
Related party advances and accrued interest	233,283
Accrued real estate taxes	12,012

Net cash used in operating activities	(1,183)

Investing activities
Additions to property and equipment	(348,296)

Net cash used in investing activities	(348,296)

Financing activities
Borrowings on debt	37,500,000
Payments on debt	(37,112,185)
Payments for loan costs	(379,231)
Distributions to partners	(340,000)

Net cash used in financing activities	(331,416)

Net decrease in cash	(680,895)
Beginning of period	1,698,672

End of period	$1,017,777

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$2,536,400

The accompanying notes are an integral part of these combined financial statements.

F–19

South Bay Retirement Communities (Three Communities)

Notes to Combined Financial Statements

Year Ended December 31, 2012

1.	Organization

The South Bay Retirement Communities (Three Communities) consist of three retirement communities (the “Communities”) held in three limited partnerships and owned by affiliates of South Bay Ltd (“South Bay”). Through this ownership structure, the Communities are managed by a common general partner.

As of December 31, 2012, the Communities identified in the table below collectively feature a mix of 320 independent living units, 97 assisted living units and 30 memory care units for a total of 447 residential units as follows:

South Bay Retirement Communities	Location	Total Units
The Club at Raider Ranch	Lubbock, TX	152
Isle at Raider Ranch	Lubbock, TX	110
Town Village	Oklahoma City, OK	185

	Total	447

The Communities located at Raider Ranch were developed and opened in 2009. The Town Village Community was opened in 2004 and was purchased by South Bay in 2010.

2.	Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the combined financial statements follows:

Basis of Presentation

The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The combined financial statements reflect the combined financial position and operations of the Communities. All significant intercompany transactions and balances within the Communities have been eliminated. The financial statements are being presented on a combined basis as the Communities are under common control all periods presented.

Use of Estimates

The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the combined financial statements, the reported amounts of revenues and expenses during the reporting periods, and the disclosures of contingent liabilities. Actual results could differ from those estimates.

F–20

South Bay Retirement Communities (Three Communities)

Notes to Combined Financial Statements

Year Ended December 31, 2012

2.	Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments purchased with original maturities of three months or less.

As of December 31, 2012, the Communities’ cash deposits exceeded federally insured amounts. However, the Communities continue to monitor the third-party depository institutions that hold the Communities’ cash, primarily with the goal of safety of principal. The Communities attempt to limit cash investments to financial institutions with high credit standing; therefore, the Communities believe it is not exposed to any significant credit risk on cash.

Prepaid expenses

Prepaid expenses are recorded when paid and amortized over the term of the service.

Property and Equipment, net

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 5 to 39 years. Property and equipment of the Communities are reviewed for impairment whenever events or circumstances indicate that the asset’s undiscounted expected cash flows, including estimated proceeds upon sale, are not sufficient to recover the asset’s carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to the carrying amount.

Intangible Assets, net

Amortization of intangible assets is computed using the straight-line method of accounting over the estimated useful life. For the year ended December 31, 2012, the amortization expense on intangible assets was $140,364. The intangible assets were fully amortized as of December 31, 2012 with a gross carrying amount of $386,000 and accumulated amortization of $386,000.

Loan Costs, net

Costs incurred in connection with obtaining debt have been deferred and amortized using the effective interest method.

Revenue Recognition

Resident fees and services consist of monthly services provided to tenants that include rent, assistance and other related services. Other revenue consists primarily of community fees recognized as income over the average stay of the tenants. Agreements with residents are generally for an initial term of three months and are cancelable by residents with thirty days’ notice.

Advertising Costs

All costs associated with advertising and promoting the Communities are expensed in the year incurred. Advertising costs were approximately $416,000 for the year ended December 31, 2012.

F–21

South Bay Retirement Communities (Three Communities)

Notes to Combined Financial Statements

Year Ended December 31, 2012

2.	Summary of Significant Accounting Policies (continued)

Income Taxes

No provision (benefit) for income taxes is provided on the net income (loss) of the Communities since the Communities have elected to be taxed as partnerships and therefore it is the responsibility of the partners to report the net income (loss) on their respective income tax returns. The Communities have analyzed their tax positions and determined that they have not taken any uncertain tax positions. The Communities have filed tax returns for all periods presented and all periods presented remain subject to examination by taxing authorities.

Comprehensive Income

An entity that has no items of other comprehensive income is not required to report comprehensive income. The Company does not have any items of other comprehensive income, therefore, there is no Statement of Comprehensive Income presented within these financial statements.

New Accounting Policies

The Communities believe there are no new accounting pronouncements for which adoption will have a material impact on the Communities’ combined financial statements.

3.	Debt

Long-term debt consisted of the following at December 31, 2012:

Isle at Raider Ranch	$14,800,000
The Club at Raider Ranch	22,700,000
Town Village	12,938,762

50,438,762
Less: current portion	446,667

$49,992,095

In July 2010, Town Village entered into a secured non-recourse loan agreement with Hillcrest Bank for a four-year term loan in the aggregate principal amount of $13,400,000. The loan matures on July 31, 2014 and is collateralized by Town Village. Interest on the outstanding principal balance accrues at rates ranging between 5.25% and 6.25% based on the Company’s debt service ratio as defined in the loan agreement. The interest rate at December 31, 2012 was 5.25%. The outstanding principal balance as of December 31, 2012 was $12,938,762.

In May 2012, The Club at Raider Ranch and Isle at Raider Ranch refinanced their long-term debt borrowings and entered into a secured non-recourse Master Loan Agreement with KeyBank, N.A. for a two-year term loan in the aggregate principal amount of $37,500,000. The loan matures on May 17, 2014. Interest on the outstanding principal balance accrues at a rate equal to LIBOR plus 3.50% and is collateralized by The Club and Isle at Raider Ranch. The outstanding principal balance as of December 31, 2012 was $37,500,000. The interest rate at December 31, 2012 was 4.00%. In conjunction with this refinance, The Club at Raider Ranch and Isle at Raider Ranch recorded $121,118 of loss on extinguishment of debt related to the write-off of unamortized loan costs on the original loan. In addition, loan costs of approximately $379,000 were paid, capitalized and are amortized over the life of the new loan.

F–22

South Bay Retirement Communities (Three Communities)

Notes to Combined Financial Statements

Year Ended December 31, 2012

3.	Debt (Continued)

Based on the initial maturity dates detailed above, maturities of indebtedness for the next five years and thereafter, in the aggregate, are:

2013	$446,667
2014	49,992,095
2015	—
2016	—
2017	—
Thereafter	—

$50,438,762

The Communities’ outstanding debt balances each contain customary affirmative, negative and financial covenants including limitations on incurrence of additional indebtedness, restrictions on partner distributions, debt service coverage ratio and current ratio test. As of December 31, 2012, the Communities were in compliance with the aforementioned covenants.

4.	Property and Equipment, net

Property and equipment consisted of the following as of December 31, 2012:

Land and land improvements	$5,024,308
Building and building improvements	48,598,731
Equipment	2,916,123

56,539,162
Less: accumulated depreciation	(6,319,263)

$50,219,899

5.	Partners’ Deficit

Distributions to the partners’ are made under complete discretion of the manager, an affiliate of South Bay.

F–23

South Bay Retirement Communities (Three Communities)

Notes to Combined Financial Statements

Year Ended December 31, 2012

6.	Related Party Transactions

The Communities incurred property management fee expenses of approximately $850,000 for the year ended December 31, 2012 to related parties. In previous years the Communities incurred management fees and expense reimbursements due to related parties which if unpaid accrued interest at 8.00% from the date incurred. The Communities incurred interest expenses related to unpaid fees and expenses due to related parties of approximately $52,000 for the year ended December 31, 2012. As of June 30, 2013 and December 31, 2012, the outstanding balance of the unpaid fees and expenses including related interest was approximately $924,000.

At December 31, 2012, The Club at Raider Ranch and Isle at Raider Ranch had previous working capital advances from related parties which are due on demand if funds are available at a rate equal to 8.00%. The Communities incurred interest expense related to the advances payable of approximately $234,000 for the year ended December 31, 2012. The outstanding related party advances balance including the related interest as of December 31, 2012 was approximately $3,348,000.

7.	Commitments and Contingencies

From time to time, the Communities may be exposed to litigation arising from operations of their business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Communities’ financial condition or results of operations.

8.	Subsequent Events

On August 29, 2013, South Bay sold the Communities to CNL Healthcare Properties, Inc. for approximately $77.5 million, exclusive of closing costs. The Communities will continue to be operated by affiliates of South Bay under a new management agreement.

In connection with the sale of the Communities to CNL Healthcare Properties, Inc., all of the Communities’ outstanding debt was repaid in full.

The accompanying audited combined financial statements were authorized for issue on November 26, 2013. Subsequent events are evaluated through that date.

F–24

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been prepared to provide pro forma information with regards to certain real estate acquisitions, disposition and financing transitions, as applicable.

The accompanying unaudited pro forma condensed consolidated statements of operations of CNL Healthcare Properties and subsidiaries (collectively, the “Company”) are presented for the nine months ended September 30, 2013 and the year ended December 31, 2012 (collectively, the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisitions and disposition, described in Note 2, as if they had occurred as of the periods presented.

This pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results as if the transactions reflected herein had occurred on the date or been in effect during the periods indicated. This pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2012 and the Company’s financial statements as filed on Form 10-Q for the nine months ended September 30, 2013.

F–25

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

	CNL Healthcare Properties, Inc. Historical	South Bay Historical (a)	South Bay Pro Forma Adjustments		CHTSun IV Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma

Revenues:
Rental income from operating leases	$14,803,521	$—	$—		$—		$14,803,521
Resident fees and services	15,382,193	7,676,651	1,577,840	(c)	—		24,636,684
Tenant reimbursement	959,799	—	—		—		959,799
Interest income on note receivable from related party	37,391	—	—		—		37,391

Total revenues	31,182,904	7,676,651	1,577,840		—		40,437,395

Expenses:
Acquisition fees and expenses	9,638,318	—	(1,705,713	) (f)	—		7,932,605
General and administrative	3,834,990	427,168	213,584	(c)	—		4,475,742
Asset management fees	2,794,585	—	530,223	(g)	(625,320	) (g)	2,699,488
Property operating expenses	12,049,273	4,418,720	1,305,363	(c)	—		17,773,356
Property management fees	1,623,065	428,338	34,387	(h)	(241,073	) (h)	1,844,717
Depreciation and amortization	9,448,020	1,143,327	1,547,767	(i)	—		12,475,501

Total expenses	39,388,251	6,417,553	1,925,611		(866,393)		46,865,022

Operating income (loss)	(8,205,347)	1,259,098	(347,771)		866,393		(6,427,627)

Other income (expense):
Interest and other income (expense)	54,700	152	76	(c)	—		54,928
Interest expense and loan cost amortization	(7,005,886)	(1,283,182)	1,283,182	(j)	1,551,518	(k)	(5,454,368)
Gain on sale of investment in unconsolidated entity	4,486,200	—	—		(4,486,200	) (l)	—
Equity in earnings (loss) of unconsolidated entities	1,744,779	—	—		(1,283,128	) (l)	461,651

Total other expense	(720,207)	(1,283,030)	1,283,258		268,390		(4,937,789)

Net income (loss) before income taxes	(8,925,554)	(23,932)	935,487		1,134,783		(11,365,416)
Income tax expense	(18,073)	—	—		—		(18,073)

Net income (loss)	$(8,943,627)	$(23,932)	$935,487		$1,134,783		$(11,383,489)

Loss per share of common stock (basic and diluted)	$(0.28)						$(0.35)

Weighted average number of shares of common stock outstanding (basic and diluted) (n)	32,243,492						32,243,492

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

F–26

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

	CNL Healthcare Properties, Inc. Historical	South Bay Historical (a)	South Bay Pro Forma Adjustments		CHTSun IV Pro Forma Adjustments		Capital Health Historical (b)	Capital Health Pro Forma Adjustments

Revenues:
Rental income from operating leases	$6,924,978	$—	$—		$—		$—	$—
Resident fees and services	460,017	14,247,438	—		—		12,782,245	3,800,731	(d)

Total revenues	7,384,995	14,247,438	—		—		12,782,245	3,800,731

Expenses:
Acquisition fees and expenses	6,584,774	—	—		—		—	(2,906,682	) (f)
General and administrative	2,563,230	1,059,775	—		—		744,813	248,272	(d)
Asset management fees	1,369,298	—	775,062	(g)	(621,976	) (g)	—	851,068	(g)
Property operating expenses	406,186	8,745,351	—		—		8,771,191	2,517,544	(d)
Property management fees	404,458	849,602	(137,230	) (h)	(239,249	) (h)	626,187	368,780	(h)
Depreciation and amortization	2,100,570	2,286,654	1,749,987	(i)	—		1,021,294	3,278,024	(i)

Total expenses	13,428,516	12,941,382	2,387,819		(861,225)		11,163,485	4,357,006

Operating income (loss)	(6,043,521)	1,306,056	(2,387,819)		861,225		1,618,760	(556,275)

Other income (expense):
Interest and other income (expense)	13,382	22,486	—		—		6,433	2,053	(d)
Interest expense and loan cost amortization	(5,850,539)	(2,966,235)	2,966,235	(j)	2,579,655	(k)	(1,998,877)	(7,069	) (k)
Equity in earnings (loss) of unconsolidated entities	1,142,668	—	—		(963,301	) (l)	—	—

Total other income (expense)	(4,694,489)	(2,943,749)	2,966,235		1,616,354		(1,992,444)	(5,016)

Net income (loss) before income taxes	(10,738,010)	(1,637,693)	578,416		2,477,579		(373,684)	(561,291)
Income tax benefit	17,252	—	—		—		—	—

Net income (loss)	$(10,720,758)	$(1,637,693)	$578,416		$2,477,579		$(373,684)	$(561,291)

Loss per share of common stock (basic and diluted)	$(1.21)

Weighted average number of shares of common stock outstanding (basic and diluted) (n)	8,836,901

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

F–27

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012 (CONTINUED)

	Primrose II Communities Pro Forma Adjustments		CHT GCI Partners Pro Forma Adjustments		Primrose Communities Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma

Revenues:
Rental income from operating leases	$6,006,520	(e)	$—		$980,966	(e)	$13,912,464
Resident fees and services	—		—		—		31,290,431

Total revenues	6,006,520		—		980,966		45,202,895

Expenses:
Acquisition fees and expenses	(1,560,158	) (f)	—		(1,874,530	) (f)	243,404
General and administrative	—		—		—		4,616,090
Asset management fees	730,558	(g)	93,818	(g)	140,083	(g)	3,337,911
Property operating expenses	—		—		—		20,440,272
Property management fees	107,903	(h)	30,072	(h)	16,759	(h)	2,027,282
Depreciation and amortization	2,433,956	(i)	—		420,949	(i)	13,291,434

Total expenses	1,712,259		123,890		(1,296,739)		43,956,393

Operating income (loss)	4,294,261		(123,890)		2,277,705		1,246,502

Other income (expense):
Interest and other income (expense)	—		—		—		44,354
Interest expense and loan cost amortization	(2,067,560	) (k)	—		(582,232	) (k)	(7,926,622)
Equity in earnings (loss) of unconsolidated entities	—		354,272	(m)	—		533,639

Total other income (expense)	(2,067,560)		354,272		(582,232)		(7,348,629)

Net income (loss) before income taxes	2,226,701		230,382		1,695,473		(6,102,127)
Income tax benefit	—		—		—		17,252

Net income (loss)	$2,226,701		$230,382		$1,695,473		$(6,084,875)

Loss per share of common stock (basic and diluted)							$(0.22)

Weighted average number of shares of common stock outstanding (basic and diluted) (n)							27,831,595

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

F–28

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company are presented for the nine months ended September 30, 2013 (the “2013 Pro Forma Period”) and for the year ended December 31, 2012 (the “2012 Pro Forma Period”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisitions and disposition, described in Note 2, as if they had occurred as of the periods presented. The amounts included in the historical columns represent the Company’s historical operating results for the respective Pro Forma Periods presented.

The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or financial position as if the transactions reflected herein had occurred, or been in effect during the Pro Forma Periods. In addition, this pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s expected financial results for future periods.

2.	Pro Forma Transactions

ACQUISITIONS

South Bay Communities

On August 29, 2013, the Company acquired three senior housing communities from affiliates of South Bay Ltd, for a purchase price of approximately $77.5 million. The properties include: The Club at Raiders Ranch – Lubbock, TX, Isles at Raiders Ranch – Lubbock, TX, and Town Village – Oklahoma City, OK (the “South Bay Communities”).

The senior housing communities feature a total of 447 residential units and will continue to be operated by affiliates of South Bay under a management agreement. The Company will pay the property manager a fee equal to 5% of the monthly gross revenues of the South Bay Communities and will reimburse the property manager for operating expenses incurred that are consistent with the annual business plan for the South Bay Communities.

The following summarizes the allocation of the purchase price for the South Bay Communities and the estimated fair values of the assets acquired and liabilities assumed:

Land	$2,395,000
Land improvements	617,000
Building	68,665,000
Equipment	1,415,000
In-place lease	4,408,000

Net assets acquired	$77,500,000

No additional borrowings were obtained in connection with the South Bay Communities acquisition.

F–29

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

Capital Health Communities

On December 21, 2012, the Company acquired five senior housing communities from affiliates of Capital Health Group, LLC (“Capital Health”), for a purchase price of approximately $85.1 million. The properties include: Brookridge Heights Community – Marquette, MI, Curry House Community – Cadillac, MI, Symphony Manor Community – Baltimore, MD, Woodholme Gardens Community – Pikesville, MD, and Tranquillity at Fredericktowne Community – Frederick, MD (the “Capital Health Communities”).

The senior housing communities feature a total of 348 residential units and will continue to be operated by affiliates of Capital Health under a management agreement. The Company will pay the property manager a fee equal to 5% of the monthly gross revenues of the Capital Health Communities and will reimburse the property manager for operating expenses incurred that are consistent with the annual business plan for the Capital Health Communities.

In connection with the acquisition of the Capital Health Communities, the Company entered into a term loan agreement with a lender, providing for a seven year term in the original aggregate principal amount of $48.5 million that bears interest at 4.25% which was used during the period from January 1, 2012 through the date of acquisition.

The following summarizes the allocation of the purchase price for the Capital Health Communities and the estimated fair values of the assets acquired and liabilities assumed:

Land	$5,059,000
Land improvements	1,261,000
Building	69,617,000
Equipment	2,541,000
In-place lease	3,958,000
Other assets	2,664,000

Net assets acquired	$85,100,000

Primrose II Communities

On December 19, 2012, the Company acquired five senior housing communities from affiliates of Primrose Retirement Communities, LLC (“Primrose”), for a purchase price of approximately $73.1 million. The properties include: Primrose Retirement Community of Lima – Lima, OH, Primrose Retirement Community of Zanesville – Zanesville, OH, Primrose Retirement Community – Decatur, IL, Primrose Retirement Community of Council Bluffs – Council Bluffs, IA, and Aberdeen Primrose Cottages – Aberdeen, SD (the “Primrose II Communities”).

The senior housing communities feature a total of 323 residential units and will continue to be operated by Primrose under triple-net leases, each having an initial term of ten years, and, at the tenant’s discretion, two five-year renewal options. All of the leases are cross-defaulted among themselves. Annual base rent is equal to the properties’ lease basis multiplied by the lease rate. The lease rate is 7.25% in the initial lease year and will escalate thereafter pursuant to the lease agreements. Annual capital reserve income is allocated based on $300 per unit. The leases are accounted for as operating leases; therefore, revenue is recognized as rentals are earned and expenses (including depreciation) are charged to operations as incurred. Scheduled rental payments are recognized on a straight-line basis over the lease term so as to produce constant periodic rent in accordance with GAAP.

F–30

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

The following summarizes the allocation of the purchase price for the Primrose II Communities and the estimated fair values of the assets acquired and liabilities assumed:

Land	$2,321,000
Land improvements	1,775,000
Building	66,024,000
Equipment	1,413,000
In-place lease	1,517,000

Net assets acquired	$73,050,000

In connection with the acquisition of the Primrose II Communities, the Company entered into a bridge financing with a lender, providing for a one-year senior facility in the original aggregate principal amount of $49.7 million that initially bore interest at LIBOR plus 3.75% which was used during the period from January 1, 2012 through the date of acquisition. At September 30, 2013 the interest rate on the loan was 3.92%.

CHT GCI Partners I (Windsor Manor)

On August 31, 2012, the Company acquired a 75% membership interest in three senior housing communities through a joint venture, CHT GCI Partners I, LLC (“CHT GCI Partners”), formed by the Company and its co-venture partner, for approximately $4.8 million. The remaining 25% interest is held by the Company’s co-venture partner. The total acquisition price for the three senior housing communities was approximately $18.8 million. CHT GCI Partners I obtained a $12.4 million bridge loan a portion of which was used to refinance the existing indebtedness encumbering the properties in the portfolio. The non-recourse loan which is collateralized by the properties requires monthly interest-only payments until maturity. The bridge loan bore interest at LIBOR plus 3.75% which was used for the pro forma calculation during the period January 1, 2012 through the date of acquisition. At September 30, 2013 the interest rate on the loan was 3.92%.

Under the terms of the venture agreement for CHT GCI Partners, the Company has an 11% preferred return on its capital contributions, which has priority over the Company’s co-venture partner’s 11% return on their capital contributions and shares control over major decisions with the Company’s co-venture partner.

The Company accounts for its investment in CHT GCI Partners under the equity method of accounting.

Primrose Communities

On February 16, 2012, the Company acquired five senior housing communities from affiliates of Primrose, for a purchase price of approximately $84.1 million, excluding closing costs. The properties include: Primrose Retirement Community of Casper – Casper, WY, Primrose Retirement Community of Grand Island – Grand Island, NE, Sweetwater Retirement Community – Billings, MT, Primrose Retirement Community of Marion – Marion, OH, and Primrose Retirement Community of Mansfield – Mansfield, OH (the “Primrose Communities”).

The senior housing communities feature a total of 394 residential units and will continue to be operated by Primrose under triple-net leases, each having an initial term of ten years, and, at the tenant’s discretion, two five-year renewal options. All of the leases are cross-defaulted among themselves. Annual base rent is equal to the properties’ lease basis multiplied by the lease rate. The lease rate is 7.875% in the initial lease year and will escalate thereafter pursuant to the lease agreements. Annual capital reserve income is allocated based on $300 per unit. The leases are accounted for as operating leases; therefore, revenue is recognized as rentals are earned and expenses (including depreciation) are charged to operations as incurred. Scheduled rental payments are recognized on a straight-line basis over the lease term so as to produce constant periodic rent in accordance with GAAP.

F–31

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

The following summarizes the allocation of the purchase price for the Primrose Communities and the estimated fair values of the assets acquired and liabilities assumed:

Land	$4,220,700
Land improvements	1,525,400
Building	75,680,300
Equipment	933,300
In-place lease	1,690,300

Net assets acquired	$84,050,000

In connection with the acquisition of the Primrose Communities, the Company entered into a bridge financing with a lender, providing for a one-year senior facility in the original aggregate principal amount of $71.4 million that initially bore interest at LIBOR plus 6.00% which was used during the period from January 1, 2012 through the date of acquisition. At September 30, 2013 the interest rate on the loan was 6.17%.

In connection with the acquisitions of Primrose II Communities, CHT GCI Partners and the Primrose Communities noted above, the Company incurred acquisition fees and costs of approximately $3.9 million, of which approximately $0.4 million was capitalized as investment in unconsolidated entities.

DISPOSITION

CHTSun Partners IV

On June 29, 2012, the Company acquired a 55% non-controlling membership interest in seven senior housing properties through a joint venture, CHTSUN Partners IV, LLC (“CHTSun IV”), formed by the Company and its co-venture partner, Sunrise Senior Living Investments, Inc. (“Sunrise”), for approximately $56.7 million. The remaining 45% interest is held by Sunrise. The total acquisition price for the seven senior housing properties was approximately $226.1 million. The properties include: Sunrise of Santa Monica – Santa Monica, CA, Sunrise of Connecticut Avenue – Washington DC, Sunrise of Siegen – Baton Rouge, LA, Sunrise of Metairie – Metairie, LA, Sunrise of Gilbert – Gilbert, AZ, Sunrise of Louisville – Louisville, KY and Sunrise of Fountain Square – Lombard, IL (the “Sunrise Communities”). The Sunrise Communities feature 687 living units comprised of 129 independent living units, 374 assisted living units and 184 memory-care units. Sunrise Management will continue to operate and manage the Sunrise Communities pursuant to a long-term management agreement pursuant to which it will be paid a fee of 6% of gross revenues earned by the Sunrise Communities.

CHTSun IV obtained a $125.0 million loan from The Prudential Insurance Company of America (“Prudential”), a portion of which was used to refinance the existing indebtedness encumbering the properties in the portfolio. The non-recourse loan, which is collateralized by the properties, has a fixed-interest rate of 4.66% on $55.0 million of the principal amount and 5.25% on $70.0 million of the principal amount of the loan. The loan repaid in full in March 2013.

Under the terms of the venture agreement for CHTSun IV, the Company was entitled to receive a preferred return of 11% on its invested capital for the first seven years and shares control over major decisions with Sunrise. Subject to certain restrictions, Sunrise has the option to acquire 100% of the Company’s interest in the Joint Venture in years one and two and in years four through seven. The calculation of Sunrise’s purchase price varies depending on the date of the purchase and was based on the Company receiving a specified rate of return on the Company’s original investment.

F–32

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

In connection with the closing of CHTSun IV, the Company entered into a mezzanine loan agreement, providing for a mezzanine loan in the original aggregate principal amount of $40.0 million (the “Mezz Loan”). The Mezz Loan has a two-year term and interest on the outstanding principal balance of the Mezz Loan accrues from the date of the Mezz Loan through maturity at (i) a rate of 8% per annum for the first year, and (ii) a rate of 12% per annum for the second year. At maturity, the Company is required to pay the outstanding principal balance, all accrued and unpaid interest thereon, the exit fee of approximately $0.8 million, and all other amounts due.

The Company accounted for its investment in CHTSun IV under the equity method of accounting.

In connection with the acquisitions of CHTSun IV, the Company incurred acquisition fees and costs of approximately $2.8 million, all of which was capitalized as investment in unconsolidated entities.

On July 1, 2013, pursuant to a purchase and sale agreement dated December 18, 2012, between CHTSun IV to Health Care REIT, Inc. (“HCN”), the Company completed its sale of its joint venture membership interest for a sales price of approximately $61.8 million, net of transaction costs, which reflects an aggregate gain of approximately $4.5 million.

3.	Related Party Transactions

Pursuant to the Company’s advisory agreement, CNL Healthcare Corp. (the “Advisor”) receives investment services fees equal to 1.85% of the purchase price of properties for services rendered in connection with the selection, evaluation, structure and purchase of assets. In connection with the acquisition of the South Bay Communities, Capital Health Communities, Primrose II Communities, CHT GCI Partners, CHTSun IV and the Primrose Communities, the Company incurred approximately $8.2 million in investment services fees payable to the Advisor, of which approximately $2.6 million was capitalized as investment in unconsolidated entities. In addition, the Advisor is entitled to receive a monthly asset management fee of 0.08334% of the real estate asset value (as defined in the agreement) of the Company’s properties as of the end of the preceding month. Lastly, in connection with the 2013 disposition of CHTSunIV, the Company incurred approximately $0.6 million in disposition services fee payable to the Advisor.

Pursuant to a master property management agreement, CNL Healthcare Manager Corp. (the “Property Manager”) receives property management fees of approximately 2%-5% of gross revenues for management of the Company’s single tenant properties and an oversight fee equal to 1% of gross revenues for properties managed by a third-party property manager.

F–33

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Adjustments to Pro Forma Condensed Consolidated Statements of Operations

The adjustments to the Pro Forma Condensed Consolidated Statements of Operations represent adjustments needed to the Company’s historical results to present the Company’s results of operations as if South Bay Communities, Capital Health Communities, Primrose II Communities, CHT GCI Partners and the Primrose Communities had been owned for the full Pro Forma Periods and to remove the historical operating results of CHTSun IV assuming the property had been sold prior to the Pro Forma Periods presented.

(a)	The South Bay historical amounts represent unaudited historical amounts for the six months ended June 30, 2013 as derived from amounts presented in the historical statement of operations on page F-7 and the South Bay historical amounts for the year ended December 31, 2012 presented in the historical statement of operations on page F-20.

(b)	The Capital Health historical amounts represent unaudited historical amounts for the nine months ended September 30, 2013 of the Capital Health Communities and the Fredericktowne Community as derived from amounts presented in the unaudited combined statements of operations on pages F-9, F-33 and F-43 on Form 8-K/A dated December 21, 2012.

(c)	The pro forma adjustments relate to the acquisition of the South Bay Communities described in Note 2 and represent the net effect of three months of additional pro forma activity in these financial statement accounts for the quarter ended September 30, 2013 and the reversal of amounts recorded in the Company’s historical results of operations for the nine months ended September 30, 2013, as follows:

	Pro Forma Adjustments
Account Description	Pro Forma Quarter Ended September 30, 2013	Reversal of Historical Amounts Recorded	Pro Forma Nine Months Ended September 30, 2013
Resident fees and services	$3,008,928	$(1,431,088)	$1,577,840

Property operating expenses	$2,123,417	$(818,054)	$1,305,363

General and administrative expenses	$213,584	$—	$213,584

Interest and other income (expense)	$76	$—	$76

(d)	The pro forma adjustments relate to the acquisition of the Capital Health Communities described in Note 2 and represent the net effect of three months of additional pro forma activity in these financial statement accounts for the quarter ended December 31, 2012 and the reversal of amounts recorded in the Company’s historical results of operations for the year ended December 31, 2012, as follows:

	Pro Forma Adjustments
Account Description	Pro Forma Quarter Ended December 31, 2012	Reversal of Historical Amounts Recorded	Pro Forma Year Ended December 31, 2012
Resident fees and services	$4,260,748	$(460,017)	$3,800,731

Property operating expenses	$2,923,730	$(406,186)	$2,517,544

General and administrative expenses	$248,272	$—	$248,272

Interest and other income (expense)	$2,053	$—	$2,053

(e)	Represents the estimated pro forma rental income and percentage rent adjustments from operating leases as a result of the acquisition of the Primrose II and Primrose Communities described in Note 2. The pro forma adjustment represents only the portion of income in excess of the actual income recognized during the period in which the property was owned, as if the property was owned and leased for the entire period presented. Percentage rent is generally based on a percentage of gross revenues. The historical revenues of the properties were used to estimate percentage rent for the pro forma periods presented.

F–34

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Adjustments to Pro Forma Condensed Consolidated Statements of Operations (continued)

(f)	Represents the reversal of historical acquisition fees and expenses, including investment services fees to the Company’s Advisor, incurred and accrued during the nine months ended September 30, 2013 related to the acquisition of the South Bay Communities and during the year ended December 31, 2012 related to the acquisition of the Capital Health Communities, Primrose II Communities, and Primrose Communities that are nonrecurring charges directly related to the pro forma transactions.

(g)	Represents the estimated pro forma adjustments for asset management fees due to the Advisor in connection with the ownership of the South Bay Communities, Capital Health Communities, Primrose II Communities, CHT GCI Partners and the Primrose Communities and the reversal of asset management fees recorded in the Company’s historical results relating to the disposition of CHTSun IV as described in Note 3 for the Pro Forma Periods.

(h)	Represents the estimated pro forma adjustments for property management fees due to the Property Manager in connection with the management of the South Bay Communities, Capital Health Communities, Primrose II Communities, CHT GCI Partners and the Primrose Communities and the reversal of property management fees recorded in the Company’s historical results relating to the disposition of CHTSun IV as described in Note 3 for the Pro Forma Periods.

(i)	Depreciation and amortization is computed using the straight-line method of accounting over the estimated useful lives of the related assets. The pro forma adjustments represent the estimated additional expenses as if the assets had been owned during the entire pro forma periods presented net of any actual depreciation or amortization on those assets as recognized in the Company’s historical results of operations.

			Pro Forma Adjustments
Properties	Assets	Estimated Useful Life	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
Primrose Communities	Land	n/a	$—	$—
	Land improvements	15 years	—	101,693
	Buildings	39 years	—	1,940,521
	FF&E	3 years	—	311,100
	Intangible-in please leases	10 years	—	169,030
	Less: Actual depreciation expense recorded in historical financial statements		—	(2,101,395)

	Total		—	420,949

Primrose II Communities	Land	n/a	—	—
	Land improvements	15 years	—	118,333
	Buildings	39 years	—	1,692,923
	FF&E	3 years	—	471,000
	Intangible-in please leases	10 years	—	151,700
	Less: Actual depreciation expense recorded in historical financial statements		—	—

	Total		—	2,433,956

Capital Health Communities	Land	n/a	—	—
	Land improvements	15 years	—	84,067
	Buildings	39 years	—	1,785,051
	FF&E	3 years	—	847,000
	Intangible-in please leases	2.5 years	—	1,583,200
	Less: Actual depreciation expense recorded in historical financial statements		—	(1,021,294)

	Total		—	3,278,024

South Bay Communities	Land	n/a	—	—
	Land improvements	15 years	30,850	41,133
	Buildings	39 years	1,320,481	1,760,641
	FF&E	3 years	353,750	471,667
	Intangible-in please leases	2.5 years	1,322,400	1,763,200
	Less: Actual depreciation expense recorded in historical financial statements		(1,479,714)	(2,286,654)

	Total		1,547,767	1,749,987

Total – All properties			$1,547,767	$7,882,916

F–35

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Adjustments to Pro Forma Condensed Consolidated Statements of Operations (continued)

(j)	Represents the reversal of historical interest expenses and loan cost amortization for the nine months ended September 30, 2013 and the year ended December 31, 2012 related to the acquisition of the South Bay Communities as no additional borrowings were obtained in connection with this acquisition.

(k)	Represents the estimated pro forma adjustments for interest expense and amortization of loan costs relating to the Capital Health Communities, Primrose II Communities, and the Primrose Communities and the reversal of interest expense and amortization of loan costs recorded in the Company’s historical results relating to the disposition of CHTSun IV, described in Note 2, for the Pro Forma Periods. The Primrose II Communities and the Primrose Communities contain variable rate debt. An increase in the LIBOR rate of .125% on the Company’s floating rate debt would have resulted in an increase in pro forma interest expense of the Primrose II Communities and Primrose Communities of approximately $0.06 million and $0.02 million, respectively, for the year ended December 31, 2012.

(l)	Represents the elimination of equity in earnings (loss) of unconsolidated entities and the gain on sale of investment in unconsolidated entity recorded in the Company’s historical results of operations to reflect the impact of the disposition of the CHTSun IV transaction.

(m)	The pro forma adjustment summarized below represents the Company’s equity in earnings (loss) generated from its unconsolidated interests in CHT GCI Partners, as described above, allocated between the Company and its partners. The following estimated operating results of the properties owned by CHT GCI Partners and equity in earnings (loss) of the Company are presented as if the investments had been made on January 1, 2012. These amounts were derived from the historical operating results of CHT GCI Partners for the periods presented and include the impact of the following pro forma adjustments:

•	In connection with the formation of the ventures, new management agreements were executed. Property operating expenses have been adjusted to reflect the impact of the new management agreements.

•	The formation of the ventures resulted in a new basis of accounting for the related assets. Depreciation and amortization has been adjusted to reflect the impact of this allocation on the carrying values of land, building and equipment.

•	As part of their formation transactions, the ventures entered into new financing arrangements. Interest expense and loan cost amortization has been adjusted to reflect the terms associated with the new financing arrangements.

Year ended December 31, 2012
Revenues	$4,600,804
Property operating expenses	(3,324,375)
Property management fees	(192,503)
Depreciation and amortization expense	(1,157,261)
Interest expense and loan cost amortization	(434,931)

Net income (loss)	(508,266)

Income (loss) allocable to venture partners on a pro forma basis (1)	(1,052,703)

Income (loss) allocable to the Company on a pro forma basis (1)	544,437
Amortization of capitalized costs on a pro forma basis	(10,798)
Less: Actual income (loss) recorded in historical financial statements	(179,367)

Pro forma adjustment	$354,272

(1)	Income (loss) is allocated between the Company and its joint venture partner using the HLBV method of accounting. Under this method, the Company recognizes income or loss in each period as if the net book value of the assets in the venture were hypothetically liquidated at the end of each reporting period.

F–36

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Adjustments to Pro Forma Condensed Consolidated Statements of Operations (continued)

(n)	For purposes of determining the historical weighted average number of shares of common stock outstanding, stock distributions issued and paid through the date of this filing are treated as if they were issued at the beginning of the periods presented.

As a result of the South Bay Communities, Capital Health Communities, the Primrose II Communities, CHT GCI Partners and the Primrose Communities being treated in the Pro Forma Condensed Consolidated Statement of Operations as having been acquired as of the period presented, the Company assumed approximately 18.5 million of additional shares of common stock were sold during 2012 in its Offering, and the net proceeds were available for the purchase of the South Bay Communities, Capital Health Communities, the Primrose II Communities, CHT GCI Partners and the Primrose Communities as of January 1, 2012. Consequently, the weighted average numbers of shares outstanding for the Pro Forma Periods were adjusted to reflect this amount of shares as being issued on January 1, 2012 instead of the actual dates issued, and were treated as outstanding for the full Pro Forma Periods. Pro forma earnings per share were calculated based on the weighted average number of shares of common stock outstanding, as adjusted.

F–37